Exhibit 32.2
Sun-Times Media Group Inc.
Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In connection with the annual report of Sun-Times Media Group, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas L. Kram, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Date: April 14, 2009

/s/ THOMAS L. KRAM
Name:	Thomas L. Kram
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

     A signed original of this written statement required by Section 906 has been provided to Sun-Times Media Group, Inc. and will be retained by Sun-Times Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.